Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raal H. Roos and Matt Haltom, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed on Form S-8 of Sally Beauty Holdings, Inc. and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ James G. Berges	Chairman of the Board of Directors	May 3, 2007
James G. Berges

/s/ Gary G. Winterhalter	President, Chief Executive Officer and	May 3, 2007
Gary G. Winterhalter	Director (Principal Executive Officer)

/s/ David L. Rea	Senior Vice President and Chief Financial	May 3, 2007
David L. Rea	Officer (Principal Financial and
Accounting Officer)

/s/ Kathleen Affeldt	Director	May 3, 2007
Kathleen Affeldt

/s/ Marshall E. Eisenberg	Director	May 3, 2007
Marshall E. Eisenberg

/s/ Donald J. Gogel	Director	May 3, 2007
Donald J. Gogel

/s/ Walter Metcalfe	Director	May 3, 2007
Walter Metcalfe

/s/ Robert R. McMaster	Director	May 3, 2007
Robert R. McMaster

/s/ John Miller	Director	May 3, 2007
John Miller

/s/ Martha Miller de Lombera	Director	May 3, 2007
Martha Miller de Lombera

/s/ Edward W. Rabin	Director	May 3, 2007
Edward W. Rabin

/s/ Richard J. Schnall	Director	May 3, 2007
Richard J. Schnall